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BYLAWS OF FIRST CHOICE HEALTH NETWORK, INC. As Amended June 26, 2003

ARTICLE 1.  MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meetings

The annual meeting of the shareholders of this corporation, for the purpose of election of directors and for such other business as may come before it, shall be held at the principal office of the corporation or at such other place as may be designated by the notice of the meeting on or before June 30th of every year.

Section 2.  Special Meetings

Special meetings of shareholders may be held at the principal office or at such other place as may be designated by the notice of the meeting. Such meetings may be called at any time by the Board of Directors, the Chair of the Board of Directors or the President, and shall be called by the President upon written petition of the holders of at least ten percent (10%) of all of the shares entitled to vote at the meeting. No business other than that specified in the notice of the meeting shall be transacted at any special meeting

Section 3.  Notice

Written notice of annual or special meetings of the shareholders shall be delivered by the secretary at least ten (10) days, but not more than sixty (60) days prior to the date of the meeting, except that notice of a shareholders meeting to act on a proposed amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation other than in the usual or regular course of business, or the dissolution of the corporation, shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. The notice shall state the place, day and hour of the meeting and shall be delivered by mail or by fax to such shareholders entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.

Section 4.  Waiver of Notice

Notice of the date, time, place, and purpose of any meeting may be waived in a writing signed by the person or persons entitled to the notice, whether before, during or after the meeting, and will also be waived by any shareholder who attends the meeting in person or by duly authorized proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder who waives notice of a meeting shall be bound by the proceedings of the meeting in all respects.

Section 5.  Adjournments

Any annual or special meeting may be adjourned to a later time and place as the majority of shareholders of each class present at the meeting shall determine without any notice other than by announcement at the meeting. However, any meeting at which directors are to be elected shall be adjourned only from day to day until the directors have been elected.








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Section 6.  Quorum

The presence, in person or by duly authorized proxy, of the holders of not less than one-third of the outstanding shares of Class A common stock entitled to vote at the meeting and of a majority of the outstanding shares of any other class entitled to vote at the meeting shall constitute a quorum for the transaction of business at a shareholders meeting.

Section 7.  Record Date

The directors may fix in advance a date not more than seventy (70) days prior to the date of any meeting of the shareholders as the record date for the determination of shareholders entitled to vote at the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a share dividend or a distribution (other than one involving the purchase, redemption, or other acquisition of the corporation's shares), the day before the date on which notice of the meeting is effective or the date on which the board of directors authorizes such share dividend or distribution, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination is effective for any adjournment thereof, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 8.  Shareholders List for Meeting

After fixing a record date for a shareholders meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders meeting. The list shall show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent or shareholder's attorney may inspect the shareholder list, beginning ten (10) days prior to the shareholders meeting and continuing though the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held, during regular business hours and at the shareholder's expense. The shareholders list shall be kept open for inspection during such meeting or any adjournment.

Section 9.  Voting

A shareholder entitled to vote at a meeting may vote at the meeting in person or by proxy. Except as otherwise provided by law or in the Articles of Incorporation or in these Bylaws, every shareholder shall be entitled to one vote for each share standing in his or her name on the record of the shareholders. Cumulative voting shall not be allowed. Except as otherwise provided by law or in the Articles of Incorporation or in these Bylaws, the affirmative vote of a majority of the votes of each class cast at a meeting of shareholders by the shareholders entitled to vote at the meeting shall be necessary for the election of directors, the adoption of a motion, or the determination of any questions or business which shall come before the meeting.

Section 10.  Proxies

Proxies shall be in writing dated and signed by the shareholder or the shareholder's duly authorized attorney-in-fact. No proxy shall be filed after eleven (11) months from the date of execution unless otherwise provided in the proxy. Revocation of a shareholder's proxy shall not be effective until it is received in writing by the secretary of the corporation.



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ARTICLE II

BOARD OF DIRECTORS

Section 1.  General Powers and Classification of Directors

The business and property of this corporation shall be managed under the authority and direction of a board of directors. In addition to the power and authority conferred by these bylaws and the articles of incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws directed or required to be done or exercised
or done by the shareholder.   The Board of Directors shall consist of seventeen
(17) individuals: Seven (7) directors (the "Class A Directors") shall be physicians representing Class A shareholders. Seven (7) directors (the "Class B Directors") shall represent Class B shareholders and any public hospitals that have made capital contributions to the corporation ("participating hospitals"). Three (3) directors (the "Class C Directors") shall represent employers that are not health care providers or that are consumers of health care services or both.

The Board shall be divided into three categories as follows:

Category I:    Three Class A Directors, two Class B Directors, and one Class C
               Director.
Category II:   Two Class A Directors, three Class B Directors, and one Class C
               Director.
Category III:  Two Class A Directors, two Class B Directors, and one Class C
               Director.

Section 2.  Nomination and Election of Directors

The Board of Directors shall nominate candidates to serve as directors of the corporation. Nominations shall be consistent with the criteria for nomination and election set forth in Section 1 and in this Section 2 of Article II.

Each Class A director shall be a Class A shareholder of the corporation. The Board of Directors shall designate a Nominating Committee to determine a slate of nominees to be presented to the Board for its approval. In recommending nominees to the Board of Directors, the Nominating Committee shall consider factors including geographic representation, physician specialty representation for Class A directors, rotation of Class A and Class B directors who are affiliated with Class B shareholders, and specific desired areas of expertise such as financial expertise, among other factors that the Board of Directors may stablish by policy.

Nomination shall require a majority vote of the Board of Directors; provided that the nomination of any person to be a Class A Director shall also require a majority vote of the existing Class A directors of the corporation, and the nomination of any person to be a Class B director shall also require a majority vote of the existing Class B Directors.

The election of directors shall be by the shareholders, based on nominations of the Board of Directors. The election of each director shall require a majority of the votes of each class of shareholders cast at a meeting of the shareholders.






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Section 3.  Term of Office

The term of the initial Category I Directors shall expire at the first annual meeting of shareholders after their election. The term of the initial Category II Directors shall expire at the second annual meeting of shareholders after their election. The term of the initial Category III Directors shall expire at the third annual meeting of shareholders after their election. Thereafter, each Category of directors shall serve three-year terms. Each director shall hold office for the term for which he or she shall have been elected and until his or her successor shall have been elected; provided that a director's term shall automatically expire at such time as he or she no longer satisfies the Class criteria for nomination or election under this Article II.

Section 4.  Vacancies

Any vacancy occurring in the Board of Directors by death, resignation, or otherwise shall be filled promptly by nomination by the Board of Directors. The director so nominated shall hold office until the next annual shareholders meeting at which directors are elected and until the nomination, election and qualification of his or her successor.

Section 5.  Removal of Director

At a meeting of the shareholders called expressly for that purpose, the shareholders shall have the power to remove any director or the entire Board of Directors, with or without cause, by an affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of each class.

Section 6.  Compensation of Directors

By resolution of the Board of Directors, the directors may be paid for their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall prelude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 7.  Resignation of Director

Any director may resign at any time by delivering written notice to the Chair of the Board of Directors. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 8.  Conflict of Interest

Each director shall discharge the duties of director in a manner which avoids any appearance of a conflict of interest. Any possible conflict of interest on the part of a director shall be disclosed to the other members of the Board of Directors and made a matter of record consistent with any conflict of interest policy and annual disclosure procedure established by the Board of Directors or when the interest becomes a matter for Board action.

Section 9.  Meetings.

The annual meeting of directors shall be held at the principal office of the corporation or such other place as may be designated in any notice of the meeting as soon as practicable after the final adjournment of the annual shareholders meeting. Other regular meetings of directors shall be held monthly or as otherwise scheduled by the Chair of the Board of Directors or the President (other than the month during which the annual meeting of directors is held) at the principal office of the corporation or at such other time and place as the Board of Directors may from time to time designate.

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Special meetings may be called by the Chair of the Board of Directors, the
President, or by not less than one-third (1/3) of the authorized number of directors. Special meetings may be held at such time and place, whether in this state or elsewhere, as may be designated in the notice of the meeting. Notice of the time and place of each special meeting shall be given by the Secretary, or the persons calling the meeting, by mail, by telecopier transmittal, or by personal communication, at least two (2) days in advance of the time of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of any special meeting may be waived in writing or by telecopier transmittal and will be waived by any director by attendance at the meeting except where a director attends for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

Section 10.  Quorum and Voting

Except as otherwise provided by law, in the Articles of Incorporation, or in these Bylaws, the presence (in person or by conference call) of nine (9) directors shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors; provided, however, that thirteen (13) directors shall be necessary to constitute a quorum for the determination of (i) the admission and expulsion of shareholders and members,
(ii) the fees charged for and/or paid to health care providers, (iii) any issues reviewed by the Board of Directors regarding the limitation or termination of health care provider contracts, (iv) the acquisition or divestiture of product lines, services, subsidiaries, or components of business entities, (v) amendment of the bylaws of the corporation, and (vi) any merger or sale of the corporation or any subsidiary. Except as otherwise provided for in these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. However, should a quorum not be present, the majority of the Directors present may adjourn the meeting to some later time, but not more than seven days (7) later.

Section 11.  Presumption of Assent

A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless:

a. the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

b. the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

c. the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.








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Section 12.  Change in Number of Directors

The number, classifications, qualifications, and terms of directors as set forth herein shall not be altered, except at a shareholders meeting by a vote of the holders of at least a majority of the outstanding shares of each class then outstanding; provided, however, that no alteration shall have the effect of shortening the term of any incumbent director.

Section 13.  Committees of the Board

The Board of Directors, by resolutions adopted by the majority of the entire Board of Directors, may designate from among its members an Executive Committee and one or more other committees. Each committee must consist of two or more directors who serve at the pleasure of the Board of Directors; provided, that the Executive Committee must consist of equal numbers of Class A, Class B and Class C Directors. Each committee may exercise the authority of the Board of Directors as provided in resolutions duly adopted by the Board of Directors, provided that the authority of each such committee shall be subject to limitations set forth in RCW 23B.08.250, as now in effect or hereafter amended. Such committees shall keep regular minutes of their proceedings and report to the Board of Directors when requested to do so.

Section 14.  Chair of the Board of Directors

The Board of Directors shall elect a Chair of the Board of Directors from among its members at each annual meeting of the directors. A director may serve subsequent terms as the Chair. Upon the death, removal, or voluntary or involuntary withdrawal of the Chair as a director, the Board of Directors shall elect a successor Chair to hold such office for the unexpired term of his or her predecessor. The Chair shall preside at all meetings of the Board of Directors and shall exercise such other powers and authority (not inconsistent with this section) as are conferred by the Board of Directors.

Section 15.  Vice-Chair of the Board of Directors

The Board of Directors shall elect a Vice-Chair of the Board of Directors from among its members at each annual meeting of the directors. A director may serve subsequent terms as the Vice-Chair. Upon the death, removal, or voluntary or involuntary withdrawal of the Vice-Chair as a director, the Board of Directors shall elect a successor Vice-Chair to hold such office for the unexpired term of his or her predecessor. The Vice-Chair shall act as Chair in the absence of the Chair and, when so acting, shall have the power and authority of the Chair.

ARTICLE III

ACTIONS BY WRITTEN CONSENT AND CONFERENCE CALL

Section 1.  Consents

Any corporate action permitted or required by the Articles of Incorporation, Bylaws, or the laws under which this corporation is formed, to be voted upon or approved at a duly called meeting of the Board of Directors, committee of directors, or shareholders may be accomplished without a meeting if unanimous written consent of the respective directors, committee members, or shareholders setting forth the action so taken, shall be signed before taking such action by all of the directors, committee members or shareholders. Such consent shall have the same effect as a unanimous vote.





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Section 2.  Meetings by Conference Calls

Members of the Board of Directors, members of a committee of directors, or shareholders may participate in or conduct their respective meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time, and participation in the meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

Section 1.  Officers; Election; Term of Office

The officers of the corporation shall be a President, one or more Vice Presidents (the number to be determined by the Board of Directors), a Secretary, a Treasurer, and other officers with such duties as the Board of Directors may designate from time to time. Any two or more offices may be held by the same person. The President shall be elected by the Board of Directors to serve either a fixed term or an infinite term. The President shall select the other officers of the corporation. If an officer is an employee of the corporation, his or her position as an officer of the corporation shall end upon the termination of his or her employment by the corporation.

Section 2.  Removal of Officers

Any officer may be removed at any time, either with or without cause, by the Board of Directors or the President.

Section 3.  Duties of President

The President shall be the chief executive officer of the corporation and shall have general management of the affairs of the corporation; shall present at each annual meeting of the shareholders and directors a report on the condition of the business of the corporation; shall sign and execute all contracts in the name of the corporation, and all notes, drafts, and other orders for the payment of money; shall appoint, fix the compensation of, and discharge all agents and employees who are not officers of the corporation, subject always to the right of the Board of Directors to remove or discharge the same; shall select the other officers of the corporation; shall be an ex-officio member of the Board of Directors, but without any of the voting rights of a director; and shall perform all such other duties as are incident to his or her office and as may be required of him or her by the Board of Directors or by other provisions of these Bylaws.

Section 4.  Duties of Vice President

The Vice President(s) shall perform the duties as designated by the President.

Section 5.  Duties of the Secretary

The Secretary of the corporation shall keep the minutes of all directors and shareholders meetings; shall attend to the giving and serving of all notices of the corporation; shall be custodian of the corporate seal; shall attest with his or her signature and impress with the corporate seal all stock certificates of the corporation, and shall perform all such other duties as are incident to his or her office or as may be required of him or her by the Board of Directors.




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Section 6.  Duties of the Treasurer

The Treasurer shall keep regular books of account and shall submit them, together with all of his or her other records and papers, to the Board of Directors at any meeting when required to do so. He or she shall, if required to do so by the Board of Directors, give such bond for the faithful performance of his or her duties as the Board may determine and shall perform all such other duties as are incident to his or her office or as may be required by the Board of Directors.

Section 7.  Other Officers

In addition to the foregoing officers, the President may, from time to time, appoint such other officers as he or she may see fit, with such duties as he or she may deem proper.

Section 8.  Vacancies

The board of directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until a successor shall have been duly elected and qualified.

Section 9.  Compensation

The compensation of the President of the corporation shall be fixed by the Board of Directors. The compensation of all other officers of the corporation shall be fixed by the President.

ARTICLE V

STOCK

Section 1.  Certificates

Certificates for shares of the corporation shall be issued in a form consistent with the provisions of the corporation laws of the State of Washington. They shall be signed by the President and by the Secretary, and shall evidence the number of shares of stock held by a shareholder, provided the shares represented thereby are fully paid for. The signatures of the corporation officers may be facsimiles.

Section 2.  Record Date for Dividends

The Board of Directors may fix in advance a date not exceeding sixty (60) days and not less than ten (10) days prior to any dividend payment date, as the record date for the determination of the shareholders entitled to receive payment of any dividend or distribution. In such case, only the shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or distribution.

Section 3.  Duplicate Certificates

In the event of the loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon proof satisfactory to the Secretary of such loss or destruction. Any such new certificate shall be plainly marked "DUPLICATE" upon its face.






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Section 4.  Persons Entitled to Notice

The persons in whose names the certificates of stock stand upon the books of the corporation on the record date for voting shall be the only ones entitled to notice of shareholders meetings and such persons shall be the only ones entitled to vote at any shareholders meetings.

Section 5.  Minimum Ownership

Each Class A shareholder shall purchase and hold a minimum of one (1) share. Each Class B shareholder shall purchase and hold a minimum of two thousand (2,000) shares.

Section 6.  Stock Transfers

No shareholder shall be permitted to sell, transfer, bequeath, or otherwise assign his or her shares in the corporation except to the corporation for repurchase at a price equal to twenty percent (20%) (or, in the case of a physician shareholder who has died, retired from the practice of medicine after having reached the age of 60 years, or ceased the practice of medicine because of a permanent disability, one hundred percent (100%) of the net book value of his/her shares as determined by the Board of Directors at the beginning of the fiscal year during which the transfer is made. In the event that a shareholder does elect to sell his or her shares, the shareholder (or, in the event of the death or disability of an individual shareholder), his or her personal representative shall notify the corporation of such fact in writing. A sale, transfer, bequest, or assignment of shares to anyone other than the corporation shall be void. This section shall be applied liberally to allow for any corporate restructuring of the shareholders of the corporation.

ARTICLE VI

AMENDMENTS

These Bylaws may be amended by the Board of Directors at any meeting at which a quorum is present, by the affirmative vote of two-thirds of the directors present, provided that such an affirmative vote must include the affirmative vote of a majority of those directors present representing Class A shareholders and a majority of those directors present representing Class B shareholders.

ARTICLE VII

BANK DEPOSITS

Funds of the corporation shall be deposited in the name of the corporation in such bank or banks as the Board of Directors may designate.

ARTICLE VIII

DIVIDEND DISTRIBUTION

Subject to the provisions of the Articles of Incorporation, the Board of Directors may declare and pay dividends on the shares of one or more of the classes of the capital stock of the corporation at such times and in such amounts as the Board may from time to time designate; provided, however, that in no event shall dividends be paid while any obligation of the corporation to repurchase shares pursuant to the Articles of Incorporation of the corporation or these Bylaws remains unpaid. Dividends to a particular class shall be allocated among the shareholders of that class according to the number of shares in the name of each shareholder on the books of the corporation.


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ARTICLE IX

SEAL

The corporate seal (if any) of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.

ARTICLE X

FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January and terminate on the 31st day of December of each year.

ARTICLE XI

ADMISSION AND EXPULSION OF SHAREHOLDERS

Section 1. (a) Admission of new shareholders of Class A common stock in the corporation, as defined in the Articles of Incorporation of the corporation, shall be within the discretion of the President. In determining whether to admit a new shareholder of Class A common stock, the President, as may be appropriate, may consult with the Medical Management Committee and the Medical Director of the corporation. The President shall consider the needs of the corporation and applicable laws, including without limitation those relating to restraint of trade, in determining whether to admit a new shareholder.

(b) Admission of new shareholders of Class B common stock in the corporation, as defined in the Articles of Incorporation of the corporation, shall be subject to approval by the Board of Directors, which shall consider, but not be bound by, the advice and recommendations of the President. In determining whether to admit a new shareholder of Class B common stock, the Board of Directors shall consider the needs of the corporation and applicable laws including without limitation those relating to restraint of trade.

Section 2. Shareholders of each class are subject to expulsion for cause by the Board of Directors, which shall consider, but not be bound by, the advice and recommendations of the President.

Section 3. Cause for expulsion shall include violation of these bylaws, violation of the membership rules and regulations, failure to execute a provider contract with the corporation, and violation or termination (with or without cause) of the shareholder's provider contract.

Section 4. The President shall cause written notice of alleged infractions to be given to the affected shareholder, who shall then have an opportunity to meet with the President to discuss the charges against him or her.

Section 5. The corporation shall, upon expulsion of a shareholder, repurchase his or her shares at the lesser of the price said shareholder paid for the shares or the price the Board of Directors has determined for repurchase of shares of withdrawing shareholders for that fiscal year.










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ARTICLE XII

WITHDRAWAL OF SHAREHOLDERS

Section 1.  Voluntary Withdrawal

Any shareholder may voluntarily withdraw from the corporation by giving written notice of his intent to do so to the corporation. The corporation shall repurchase the withdrawing shareholder's stock at the price that the Board of Directors has determined for repurchase of shares for that fiscal year pursuant to Section 6 of Article V of these Bylaws.

Section 2.  Death; Disability; Retirement

Upon the death, permanent disability or retirement of an individual shareholder, full ownership and title to his or her shares of stock shall immediately pass to and become vested in the corporation, which shall pay to the estate of the deceased or to the disabled or retired shareholder, as the case may be, the price that the Board of Directors has determined for repurchasing of shares for that fiscal year pursuant to Section 6 of Article V of these Bylaws.

ARTICLE XIII

REPURCHASE OF SHARES

Notwithstanding any other provision in these Bylaws to the contrary, the Board of Directors may withhold payment for the repurchase of shares until such time as the Board in its discretion determines that the corporation is financially capable of making said payments.

ARTICLE XIV

BOOKS AND RECORDS

Shareholders shall have all rights provided by law to inspect the corporation's relevant books and records at any reasonable time or times; provided, however, that except as otherwise specifically provided in these Bylaws or in the rules and regulations of the corporation, no shareholder shall have the right to inspect or copy any document containing fee information for any other individual or institution providing health care services to the corporation.

ARTICLE XV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. To the extent provided in Section 2 of this Article, the corporation shall have the power to indemnify every person who is or was a director, officer, employee, or agent of the corporation, or a director of any other corporation which he or she serves at the request or consent of the corporation, whether or not then in office:

      a. against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any proceeding (other than a proceeding by or in the right of the corporation) to which he or she may have been made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or a director of another corporation which he or she serves at the request or consent of First Choice, provided that he or she




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         1.  conducted himself or herself in good faith and
         2.  reasonably believed that

             a. his or her conduct in his or her own official capacity was in the corporation's best interests, or that
             b. his or her conduct outside his or her own official capacity was at least not opposed to the corporation's best interests and,

         3. in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

      b. against reasonable expenses actually incurred by him or her in any proceeding by or in the right of the corporation where he or she has been made a party to such proceeding by reason of the fact he or she was a director, officer, employee or agent of the corporation if he or she

         1.  conducted himself or herself in good faith and
         2.  he or she reasonably believed

             a. in the case of conduct in his or official capacity with the corporation, that his or her conduct was in the best interests of the corporation or
             b. in all other cases, that his conduct was at least not opposed to the best interests of the corporation, except that no such indemnification shall be made in respect to any such proceeding in which the director or officer has been adjudged liable to the corporation, provided that a director shall not be indemnified for any proceeding in which he or she has been adjudged to be liable for receiving improper personal benefit, whether or not in his or her official capacity.

As used in this Article, the term "proceeding" shall include but shall not be limited to any threatened, pending, or completed claim, action, suit, or other proceeding, whether civil, criminal, administrative or investigative, including all appeals relating thereto. The term "expenses" shall include but shall not be limited to counsel fees and disbursements, and amounts of judgments, fines, penalties, settlements, excise taxes assessed on a director, officer, employee or agent with respect to any employee benefit plan, and reasonable expenses actually incurred by the director, officer, employee or agent. In addition, the corporation shall reimburse expenses incurred by a director, officer, employee or agent in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent. "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request or consent of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

Section 2.

A. Any director or officer of the corporation who has been wholly successful on the merits or otherwise with respect to any proceeding described in
    Section 1 shall be entitled to indemnification as of right.






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B.  A director or officer who has not been wholly successful on the merits or otherwise or an employee or agent of the corporation (whether or not the employee or agent is wholly successful on the merits or otherwise) may be indemnified by the corporation if it is determined by the corporation, according to applicable statutory procedures, that he or she has met the requisite standard of conduct set forth in Section 1. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself be determinative that the standard of conduct was not met.

C. A director or officer may also apply to a court of appropriate jurisdiction for an order of indemnification. If the director or officer has met the requisite standard of conduct described in Section 1, the court shall order indemnification and the director or officer shall be entitled to receive reimbursement, plus the expenses of securing it. In addition, a court may order such indemnification if it determines that the director is fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not he or she has met the requisite standard of conduct set forth in Section 1, or has been adjudged liable on the basis that personal benefit was improperly received by him.

Section 3. Any indemnification of a director in accordance with this Article shall be reported to the shareholders with the notice of the next shareholders meeting or prior thereto in a written report describing the proceeding and the nature and extent of such indemnification.

Section 4. Reasonable expenses incurred by a director, officer, employee, or agent who is party to a proceeding described in Section 1 may be advanced by the corporation prior to the final disposition of such proceeding according to applicable law, if the corporation so elects according to applicable statutory procedures.

Section 5. The corporation may purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent of the corporation or is serving at the request or consent of the corporation as an officer, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability incurred by him because of his status, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article.

Section 6. The Board of Directors shall have the right to designate and redesignate the counsel who shall defend any person who may be entitled to indemnification, to approve any settlement, and to approve in advance any expense.

Section 7. The right to indemnification conferred by this article shall be interpreted to conform with and shall not create any right that is inconsistent with applicable law.

ARTICLE XVI

DISTRIBUTION UPON LIQUIDATION OR DISSOLUTION

Upon liquidation or dissolution, whether voluntary or involuntary, the assets of the corporation available for distribution to shareholders and to any health care facility which is entitled by contract to share in the distribution of the assets of the corporation upon dissolution or liquidation, shall be distributed by the Board of Directors to each class of shareholders based on the net book value of each class's share as determined by the Board of Directors at the beginning of the fiscal year during which the liquidation or dissolution occurs. Within each class, the assets shall be distributed among shareholders according to the number of shares standing in the name of each on the books of the corporation.
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ARTICLE XVIII

RULES OF ORDER

The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, these Bylaws, or special rules of order of the corporation.

Date Amended:  June 26, 2003

/s/
-------------------------------------
Gary R. Gannaway
President and Chief Executive Officer

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